SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 20, 2025

(Exact name of registrant as specified in its charter)
UNION BANKSHARES, INC.

(State or other jurisdiction		(Commission	(IRS Employer
of incorporation)		File Number)	Identification Number)
VT		001-15985	03-0283552

(Address of principal executive offices)			(Zip Code)
20 Lower Main St., P.O. Box 667			05661-0667
Morrisville	,	VT

Registrant's telephone number, including area code: (802) 888-6600

(Former name or former address, if changed since last report)
Not applicable

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01: Entry into a Material Definitive Agreement.
On May 20, 2025, Union Bankshares, Inc. (the "Company") and its wholly-owned subsidiary, Union Bank (the "Bank"), entered into an Equity Distribution Agreement (the "Agreement") with Piper Sandler & Co. as sales agent (the "Agent"), pursuant to which the Company may sell from time to time through the Agent, shares of the Company's common stock, par value $2.00 (the "Common Stock"), having an aggregate gross sale price of up to $40,000,000 (the "Offering"). Sales of Common Stock, if any, under the Agreement may be made in any transactions that are deemed to be "at the market offerings" as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the "Securities Act"). In addition, with our prior consent and subject to the terms we may establish, the Agent may also sell the Common Stock by any other method permitted by law, including privately negotiated transactions.
Under the Agreement, the Company will set the parameters for the sale of the Common Stock from time to time, including the number of shares to be issued, the time period during which sales are requested to be made, limitations on the number of shares that may be sold by the Agent in any one trading day and any minimum price below which sales may not be made. The Company has agreed to pay the Agent a commission equal to 3% of the gross sales price of the Common Stock sold in the Offering. The Agent has agreed to use its commercially reasonable efforts to sell the shares of common stock in the Offering, subject to the terms of the Agreement.
The Agreement contains customary representations, warranties and covenants of the Company and the Bank, and conditions to the Agent’s obligations to sell the Common Stock in the Offering. The Company and the Bank have agreed jointly and severally to provide to the Agent customary indemnification and contribution rights. The Company will also reimburse the Agent for certain specified expenses in connection with establishing and maintaining the Offering.
The Company has no obligation to sell any Common Stock under the Agreement, and may at any time suspend solicitation and sales in the Offering. The Agreement may be terminated at any time, for any reason, by either the Company or the Agent upon prior notice to the other party.
Any Common Stock offered and sold in the Offering will be issued pursuant to the Company's shelf registration statement on Form S-3 (Registration No. 333-285164) filed with the U.S. Securities and Exchange Commission (the "SEC") on February 24, 2025 and declared effective on March 18, 2025, the related prospectus supplement relating to the Offering filed with the SEC on May 20, 2025 and any applicable additional prospectus supplements related to the Offering that may be filed with the SEC in connection with the Offering.
The Company plans to use the net proceeds from the Offering, after deducting the Agent's commissions and expense reimbursements and the Company's offering expenses, for general corporate purposes, which may include, among other purposes, contribution to the capital of Union Bank, to support its lending, investing and other banking activities; to repay indebtedness; and to support or fund acquisition and other strategic initiatives and activities permissible for bank holding companies.
The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report and is incorporated by reference herein.
Primmer Piper Eggleston & Cramer, legal counsel to the Company, has issued a legal opinion relating to the validity of the shares of Common Stock that may be sold pursuant to the Agreement. A copy of the legal opinion, including the consent therein, is filed as Exhibit 5.1 to this Current Report.
This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the Common Stock discussed herein, nor shall there be any offer, solicitation or sale of the Common Stock in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

1.1	Equity Distribution Agreement, dated May 20, 2025, among the Company, Union Bank and Piper Sandler & Co.
5.1	Opinion of Primmer Piper Eggleston & Cramer PC.
23.1	Consent of Primmer Piper Eggleston & Cramer PC (included in Exhibit 5.1).
104	Cover page interactive data file (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Union Bankshares, Inc.

May 20, 2025	/s/ David S. Silverman
David S. Silverman
President and Chief Executive Officer

May 20, 2025	/s/ Karyn J. Hale
Karyn J. Hale
Chief Financial Officer

EXHIBIT INDEX

1.1	Equity Distribution Agreement, dated May 20, 2025, among the Company, Union Bank and Piper Sandler & Co.
5.1	Opinion of Primmer Piper Eggleston & Cramer PC.
23.1	Consent of Primmer Piper Eggleston & Cramer PC (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)